UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2015
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 9, 2015, Discovery Laboratories, Inc., a Delaware corporation (the “Company”) and certain affiliates of Deerfield Management Company, L.P. (“Deerfield”) entered into an amendment (the “Amendment”) to that certain Facility Agreement dated as of February 13, 2013 (the “Facility Agreement”) by and between the Company and Deerfield in order to better align the Company’s obligations thereunder with anticipated milestones under its clinical development program for AEROSURF®.

AEROSURF is the Company’s lead development program for its combination drug/device product that combines its proprietary lyophilized KL4 surfactant with its capillary aerosol generator (“CAG”) technology and is being developed potentially to deliver aerosolized KL4 surfactant to premature infants with respiratory distress syndrome (“RDS”) without having to use invasive endotracheal intubation and mechanical ventilation.  The Company recently completed and released the results of its initial AEROSURF phase 2a clinical trial.  The key objectives of that trial were achieved, including (1) the primary objective of demonstrating safety and tolerability of a single exposure of aerosolized KL4 surfactant administered in three escalating inhaled doses to premature infants 29 to 34 week gestational age and receiving nasal continuous positive airway pressure (nCPAP) for RDS, compared to infants receiving nCPAP; (2) establishing proof of concept for the Company’s proprietary technology platform based on physiological data suggesting that aerosolized KL4 surfactant is being delivered into the lung of premature infants; and (3) acceptable performance of the novel capillary aerosol generator (CAG) technology in the neonatal intensive care unit (NICU).

In addition, the Company is planning to complete the following phase 2 clinical trials going forward: (1) a phase 2a study designed to evaluate the safety and tolerability of aerosolized KL4 surfactant administered in higher and repeat doses in premature infants 29 to 34 weeks gestational age who are receiving nCPAP for RDS, compared to infants receiving nCPAP alone; (2) a phase 2a clinical study that is designed to assess the safety and tolerability of aerosolized KL4 surfactant administered in escalating doses to premature infants 26 to 28 weeks gestational age, with an ability to administer repeat doses; and (3) a phase 2b clinical trial that will be designed to determine the optimal dose and define the expected efficacy margin of AEROSURF treatment.  The Company expects to complete the phase 2a clinical studies, which should provide further insight and data to support the design of the planned AEROSURF phase 2b clinical program, in the fourth quarter of 2015.  The Company expects to complete the AEROSURF phase 2b clinical trial in mid-2016.

Under the Facility Agreement, Deerfield agreed to provide financing to the Company and thereafter advanced $30 million on a secured basis, subject to the terms and conditions set forth in the Facility Agreement.  The principal amounts outstanding under the Facility Agreement are payable in three equal installments of $10 million in February 2017, 2018, and 2019; provided that the amounts payable on each of February 2017 and 2018 may be deferred for one year if on such anniversary date the Company has achieved market capitalization levels in each year pursuant to the definition of “Equity Value” in the Facility Agreement.

Under the terms of the Amendment, upon execution, the Company agreed to prepay in cash $2.5 million of the principal amounts outstanding under the Facility Agreement, to be applied to the principal installments due under the Facility Agreement in the order of their maturity, subject to reallocation of the prepayment to the principal installments due under the Facility Agreement in the inverse order of their maturity if a Strategic Transaction (as defined below) is not completed on or before December 31, 2015.  If the Company completes a Strategic Transaction on or before December 31, 2015 and, within five business days, prepays an additional $2.5 million of the principal amounts then outstanding under the Facility Agreement, then upon such prepayment, the payment dates for the remaining principal installments due under the Facility Agreement shall be amended to eliminate the installment due in February 2017 and to adjust the amounts due in each of February 2018 and 2019 to $12.5 million and $12.5 million, respectively.

For the purposes of the Amendment, the term “Strategic Transaction” shall mean a transaction or series of transactions, each of which may take the form of a strategic partnership, collaboration arrangement or other similar transaction or a public offering or other equity financing, that results in the infusion to the Company of sufficient additional capital such that the Company reasonably believes that it will have available sufficient cash to support the AEROSURF clinical program, pay its debt service obligations and fund its operations through at least the third quarter of 2016.

In addition, the Company has agreed to pay Deerfield’s expenses (including reasonable counsel fees and expenses of up to $15,000) incurred in connection with the Amendment.  All other provisions of the Facility Agreement shall remain in full force and effect.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment dated July 9, 2015 to Facility Agreement dated February 13, 2013 by and between the Company and Deerfield

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By	/s/ John G. Cooper
	Name:	John G. Cooper
	Title:	President and Chief Executive Officer
Date: July 9, 2015